Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005,	Registration No. 333-126811
Prospectus Supplement dated September 22, 2005 and the	October 25, 2006
Product Supplement dated June 7, 2006)

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes Under One RoofSM

Terms used in this pricing supplement are described or defined in the product supplement and prospectus supplement. The Notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a Linked Share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single Linked Share (not a basket or index of Linked Shares). The following terms relate to each separate Note offering:

Issuer:	Barclays Bank PLC

Issue date:	October 27, 2006

Initial valuation date:	October 24, 2006

Final valuation date:	October 24, 2007

Maturity date:	October 26, 2007

Final price:	Closing price of the Linked Share on the final valuation date.

Interest payment dates:	Paid monthly in arrears on the same day of the month as the issue date and calculated on a [30/360] basis, commencing on the month following the issue date.

Initial public offering price:	100%

Deposit income:	5.22%

Put premium:	The coupon rate minus the deposit income.

The following terms relate to the specific Note offering for each respective Linked Share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
CIRCUIT CITY STORES INC	$27.20	PS-5	CC	$1,500,000	12.25%	70%	97.00%	$1,455,000	3.00%	$45,000.00	X-244	06738CMY2/ US06738CM Y20
AMAZON.COM INC	$33.84	PS-7	AMZN	$1,000,000	11.55%	70%	97.00%	$970,000	3.00%	$30,000.00	X-245	06738CMZ9/U S06738CMZ94
ALLEGHENY TECH	$78.55	PS-9	ATI	$1,500,000	14.35%	70%	97.00%	$1,455,000	3.00%	$45,000.00	X-246	06738CNA3/U S06738CNA35
BEBE STORES INC	$26.15	PS-11	BEBE	$1,500,000	14.25%	70%	97.00%	$1,455,000	3.00%	$45,000.00	X-247	06738CNB1/U S06738CNB18
WYNN RESORTS LTD	$72.47	PS-13	WYNN	$1,500,000	11.80%	70%	97.00%	$1,455,000	3.00%	$45,000.00	X-248	06738CNC9/U S06738CNC90
TELLABS INC	$10.40	PS-15	TLAB	$3,500,000	10.50%	70%	97.00%	$3,447,500	3.00%	$105,000.00	X-249	06738CND7/U S06738CND73
DIAMOND OFFSHORE DRILLING, INC.	$69.50	PS-17	DO	$3,000,000	13.00%	80%	97.00%	$2,910,000	3.00%	$90,000.00	X-250	06738CNE5/U S06738CNE56

See “ Risk Factors” in this pricing supplement and beginning on page PS-4 of the product supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different Linked Share. The purchaser of a Note will acquire a security linked to a single Linked Share (not to a basket or index of Linked Shares) identified on the cover page. Although each Note offering relates only to the individual Linked Share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those Linked Shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, prospectus supplement and product supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, prospectus supplement and product supplement may be accessed on the SEC Web site at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/312070/000119312506125567/d424b2.htm.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page PS-4 of the product supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes.

Suitability of Notes for Investment — You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the product supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection — The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon — Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the Linked Share.

No Secondary Market — Upon issuance, the Notes will not have an established trading market.

Antidilution — Following certain corporate events relating to the Linked Share, you will receive at maturity, cash or a number of shares of the securities of a successor corporation to the company underlying the Linked Share, based on the closing price of such successor’s common stock. Other corporate events may cause an early acceleration of your Note. The calculation agent is not required to make an adjustment for every corporate event that can affect the Linked Share. If an event occurs that is perceived by the market to dilute the Linked Share but that does not require the calculation agent to adjust the amount of the Linked Share payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

Taxes — We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the Linked Shares is lower than the initial price of the Linked Shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the Linked Shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

If you receive shares of the Linked Shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the Linked Shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date or another date as specified on the front cover at the coupon rate specified on the front cover. The interest paid, if any, will include interest accrued from the issue date or another date as specified on the front cover or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. See “Specific Terms of the Notes–Regular Record Dates for Interest” in the product supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the Linked Shares. The physical delivery amount, the initial price of the Linked Shares and other amounts may change due to stock splits or other corporate actions. See “Share Adjustments Relating to Notes With an Equity Security As the Reference Asset” in the product supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the product supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations–Tax Treatment of U.S. Holders–Tax Treatment of the Deposit on Notes with a Term of One Year of Less” in the accompanying product supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying product supplement called “Certain U.S. Federal Income Tax Considerations.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Asset Sponsor or Issuer and Reference Asset Information” in the accompanying product supplement. Companies with securities registered under the Securities Exchange Act are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Securities Exchange Act by a company issuing a Linked Share can be located by reference to the relevant Linked Share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the Linked Shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Linked Shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each Linked Share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each Linked Share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the Linked Shares, based on certain percentage changes between the initial price and final price of the Linked Shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the Linked Shares is determined.

If the final price of the Linked Shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the Linked Shares is below its initial price but the closing price of the Linked Shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the Linked Shares is below its initial price and the closing price of the Linked Shares fell below the protection price during the term of the Notes, you will receive, instead of the full principal amount of your Notes, the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). We may under certain circumstances to be determined by and at the sole option of Barclays Bank PLC, pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the Linked Shares, the total return on the Notes would be higher relative to the total return of an investment in the Linked Shares.

If you had invested directly in the Linked Shares for the same period, you would have received total cash payments representing the number of shares of the Linked Shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the Linked Shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the Linked Shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the Linked Shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the Linked Shares, the total return on the Notes would be lower relative to the total return of an investment in the Linked Shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the Linked Shares is set forth below in the Table of Hypothetical Values at Maturity.

CIRCUIT CITY STORES INC.

According to publicly available information, Circuit City Stores, Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, and related services. The Company was incorporated under the laws of the Commonwealth of Virginia in 1949. Its corporate headquarters are located at 9950 Mayland Drive, Richmond, Virginia. The Company has two reportable segments: its domestic segment and its international segment. For fiscal 2006, net sales were $10.97 billion for the domestic segment and $623.7 million for the international segment. The domestic segment is primarily engaged in the business of selling brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the United States and via the web at www.circuitcity.com. At February 28, 2006, the Company’s domestic segment operated 626 Superstores and 5 other stores in 158 U.S. media markets. The international segment, which is comprised of the operations of InterTAN, Inc., is primarily engaged in the business of selling private-label and brand-name consumer electronics products in Canada. At February 28, 2006, the international segment conducted business through 954 retail stores and dealer outlets, which consisted of 540 company-owned stores, 300 dealer outlets, 93 Rogers Plus® stores and 21 Battery Plus® stores. (As a result of ongoing litigation with RadioShack Corporation, the international segment re-branded most of its company-owned stores and dealer outlets to The Source By Circuit CitySM during fiscal 2006.) The international segment operates a Web site at www.thesource.ca.

The Linked Share’s SEC file number is 1-5767.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	13.21	6.87	7.04
June 29, 2001	11.95	7.21	11.95
September 28, 2001	13.45	6.34	7.97
December 31, 2001	17.70	7.48	17.23
March 29, 2002	20.58	10.68	11.98
June 28, 2002	16.33	11.28	12.45
September 30, 2002	12.62	8.40	10.06
December 31, 2002	11.00	6.95	7.42
March 31, 2003	7.90	3.91	5.20
June 30, 2003	9.15	4.94	8.80
September 30, 2003	11.41	8.58	9.53
December 31, 2003	13.21	9.25	10.13
March 31, 2004	12.09	8.69	11.30
June 30, 2004	13.35	10.32	12.95
September 30, 2004	15.60	11.90	15.34
December 31, 2004	17.87	14.20	15.64
March 31, 2005	17.25	13.40	16.05
June 30, 2005	17.86	14.47	17.29
September 30, 2005	18.71	15.36	17.16
December 31, 2005	23.12	16.16	22.59
March 31, 2006	26.01	22.40	24.48
June 30, 2006	31.54	23.00	27.22
September 29, 2006	27.43	22.19	25.11
October 24, 2006	28.82	25.00	27.20

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	CC
Initial price:	$27.20
Protection level:	70%
Protection price:	$19.04
Physical delivery amount:	36 ($1,000/$27.20)
Fractional shares:	0.764706
Coupon:	12.25% per annum
Maturity:	October 26, 2007
Dividend yield:	0.34%
Coupon Amount per month:	$10.21

Table of Hypothetical Values at Maturity

1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	12.250%		100.34%
+ 90%	12.250%		90.34%
+ 80%	12.250%		80.34%
+ 70%	12.250%		70.34%
+ 60%	12.250%		60.34%
+ 50%	12.250%		50.34%
+ 40%	12.250%		40.34%
+ 30%	12.250%		30.34%
+ 20%	12.250%		20.34%
+ 10%	12.250%		10.34%
+ 5%	12.250%		5.34%
0%	12.250%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	12.250%	7.25%	- 4.66%
- 10%	12.250%	2.25%	- 9.66%
- 20%	12.250%	-7.75%	-19.66%
- 30%	12.25%	-17.75%	-29.66%
- 40%	N/A	-27.75%	-39.66%
- 50%	N/A	-37.75%	-49.66%
- 60%	N/A	-47.75%	-59.66%
- 70%	N/A	-57.75%	-69.66%
- 80%	N/A	-67.75%	-79.66%
- 90%	N/A	-77.75%	-89.66%
-100%	N/A	-87.75%	-99.66%

AMAZON.COM INC

According to publicly available information, Amazon.com, Inc., (the “Company”), began operations in July 1995. It provides customers the ability to purchase goods online. The Company and its affiliates operate seven retail websites: www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and ww.joyo. com. The Company has organized its operations into two principal segments: North America and International. The North America segment includes the operating results of www.amazon.com and www.amazon.ca. The International segment includes the operating results of www.amazon.co.uk, www.amazon.de, www.amazon.fr, www.amazon.co.jp, and www.joyo.com. In addition, it operates www.a9.com and www.alexa.com that enable search and navigation, and www.imdb.com, a comprehensive movie database.

The Linked Share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	22.38	9.56	10.23
June 29, 2001	18.16	8.10	14.15
September 28, 2001	17.42	5.67	5.97
December 31, 2001	12.80	5.51	10.82
March 29, 2002	16.96	9.03	14.30
June 28, 2002	20.40	12.52	16.25
September 30, 2002	17.93	12.26	15.93
December 31, 2002	25.00	16.01	18.89
March 31, 2003	28.04	18.55	26.03
June 30, 2003	37.24	24.13	36.32
September 30, 2003	51.30	34.00	48.43
December 31, 2003	61.15	47.00	52.62
March 31, 2004	57.82	39.15	43.28
June 30, 2004	54.70	40.55	54.40
September 30, 2004	54.04	34.85	40.86
December 31, 2004	45.68	33.00	44.29
March 31, 2005	45.44	32.82	34.27
June 30, 2005	36.99	30.60	33.09
September 30, 2005	46.97	32.79	45.30
December 31, 2005	50.00	38.72	47.15
March 31, 2006	48.58	35.14	36.53
June 30, 2006	38.84	31.52	38.68
September 29, 2006	38.62	25.76	32.12
October 24, 2006	33.63	30.87	33.63

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	AMZN
Initial price:	$33.84
Protection level:	70%
Protection price:	$23.69
Physical delivery amount:	29 ($1,000/$33.84)
Fractional shares:	0.550827
Coupon:	11.55% per annum
Maturity:	October 26, 2007
Dividend yield:	0.00%
Coupon Amount per month annum:	$9.63

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.550%		100.00%
+ 90%	11.550%		90.00%
+ 80%	11.550%		80.00%
+ 70%	11.550%		70.00%
+ 60%	11.550%		60.00%
+ 50%	11.550%		50.00%
+ 40%	11.550%		40.00%
+ 30%	11.550%		30.00%
+ 20%	11.550%		20.00%
+ 10%	11.550%		10.00%
+ 5%	11.550%		5.00%
0%	11.550%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.550%	6.55%	- 5.00%
- 10%	11.550%	1.55%	- 10.00%
- 20%	11.550%	- 8.45%	- 20.00%
- 30%	11.55%	-18.45%	- 30.00%
- 40%	N/A	-28.45%	- 40.00%
- 50%	N/A	-38.45%	- 50.00%
- 60%	N/A	-48.45%	- 60.00%
- 70%	N/A	-58.45%	- 70.00%
- 80%	N/A	-68.45%	- 80.00%
- 90%	N/A	-78.45%	- 90.00%
-100%	N/A	-88.45%	-100.00%

ALLEGHENY TECHNOLOGIES INC.

According to publicly available information, Allegheny Technologies Incorporated (the “Company”) is a Delaware corporation with its principal executive offices located in Pittsburgh, Pennsylvania. It was formed on August 15, 1996 by the combination of Allegheny Ludlum Corporation and Teledyne, Inc., which became wholly owned subsidiaries of the Company. The Company produces a wide range of specialty metals for global markets.

The Linked Share’s SEC file number is 1-12001.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	19.00	13.19	17.41
June 29, 2001	21.07	16.40	18.09
September 28, 2001	19.80	12.55	13.33
December 31, 2001	17.01	12.50	16.75
March 29, 2002	17.10	14.72	16.54
June 28, 2002	19.10	15.08	15.80
September 30, 2002	15.86	6.20	6.92
December 31, 2002	7.66	5.21	6.23
March 31, 2003	6.85	2.10	2.90
June 30, 2003	7.54	2.88	6.60
September 30, 2003	8.23	5.95	6.55
December 31, 2003	14.00	6.55	13.22
March 31, 2004	13.94	8.64	12.10
June 30, 2004	18.40	9.17	18.05
September 30, 2004	20.50	16.53	18.25
December 31, 2004	23.48	14.22	21.67
March 31, 2005	26.35	17.30	24.11
June 30, 2005	26.40	19.21	22.06
September 30, 2005	31.38	21.58	30.98
December 31, 2005	36.66	26.12	36.08
March 31, 2006	62.25	35.47	61.18
June 30, 2006	87.50	54.78	69.24
September 29, 2006	70.38	55.00	62.19
October 24, 2006	78.55	60.30	78.55

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	ATI
Initial price:	$78.55
Protection level:	70%
Protection price:	$54.99
Physical delivery amount:	12 ($1,000/$78.55)
Fractional shares:	0.730745
Coupon:	14.35% per annum
Maturity:	October 26,2007
Dividend yield:	0.51%
Coupon Amount per month:	$11.96

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	14.350%		100.51%
+ 90%	14.350%		90.51%
+ 80%	14.350%		80.51%
+ 70%	14.350%		70.51%
+ 60%	14.350%		60.51%
+ 50%	14.350%		50.51%
+ 40%	14.350%		40.51%
+ 30%	14.350%		30.51%
+ 20%	14.350%		20.51%
+ 10%	14.350%		10.51%
+ 5%	14.350%		5.51%
0%	14.350%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.350%	9.35%	- 4.49%
- 10%	14.350%	4.35%	- 9.49%
- 20%	14.350%	- 5.65%	-19.49%
- 30%	14.35%	-15.65%	-29.49%
- 40%	N/A	-25.65%	-39.49%
- 50%	N/A	-35.65%	-49.49%
- 60%	N/A	-45.65%	-59.49%
- 70%	N/A	-55.65%	-69.49%
- 80%	N/A	-65.65%	-79.49%
- 90%	N/A	-75.65%	-89.49%
-100%	N/A	-85.65%	-99.49%

BEBE STORES INC.

According to publicly available information, bebe stores, inc. (the “Company”) develops and produces a line of contemporary women’s apparel and accessories. The Company’s target customer is a 21 to 35-year-old woman. The Company’s product offering includes a full range of separates, tops, sweaters, dresses, active wear and accessories. The Company designs and develops the majority of their merchandise in-house, with remainder of the merchandise sourced directly from third party manufacturers. The Company markets their products under the bebe, BEBE SPORT and bebe O brand names through their 214 retail stores, of which 166 are bebe stores, 31 are BEBE SPORT stores, and 17 are bebe outlet stores. These stores are located in 32 states, the District of Columbia, Puerto Rico and Canada. In addition, the Company has an on-line store and their licensees operate 13 international stores.

The Linked Share’s SEC file number is 000-24395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	9.19	5.72	6.56
June 29, 2001	9.81	4.36	8.64
September 28, 2001	10.52	4.30	4.46
December 31, 2001	6.49	3.81	5.53
March 29, 2002	7.76	5.41	6.24
June 28, 2002	7.34	5.11	6.01
September 30, 2002	6.29	3.41	3.50
December 31, 2002	4.44	2.84	3.97
March 31, 2003	5.12	3.25	3.50
June 30, 2003	5.92	3.47	5.66
September 30, 2003	8.58	5.65	8.03
December 31, 2003	9.48	6.76	7.70
March 31, 2004	10.21	7.31	9.94
June 30, 2004	10.81	8.40	8.89
September 30, 2004	9.56	7.63	9.39
December 31, 2004	18.74	9.19	17.99
March 31, 2005	23.00	15.40	22.63
June 30, 2005	29.49	20.91	26.47
September 30, 2005	30.97	15.06	17.50
December 31, 2005	18.33	13.45	14.03
March 31, 2006	20.81	13.05	18.42
June 30, 2006	20.41	14.07	15.42
September 29, 2006	25.44	14.34	24.78
October 24, 2006	26.15	24.72	26.15

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	BEBE
Initial price:	$26.15
Protection level:	70%
Protection price:	$18.31
Physical delivery amount:	38 ($1,000/$26.15)
Fractional shares:	0.240918
Coupon:	14.25% per annum
Maturity:	October 26, 2007
Dividend yield:	0.69%
Coupon Amount per month:	$11.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	14.250%		100.69%
+ 90%	14.250%		90.69%
+ 80%	14.250%		80.69%
+ 70%	14.250%		70.69%
+ 60%	14.250%		60.69%
+ 50%	14.250%		50.69%
+ 40%	14.250%		40.69%
+ 30%	14.250%		30.69%
+ 20%	14.250%		20.69%
+ 10%	14.250%		10.69%
+ 5%	14.250%		5.69%
0%	14.250%		0.69%

	Protection Price Ever Breached?
	NO	YES
- 5%	14.250%	9.25%	- 4.31%
- 10%	14.250%	4.25%	- 9.31%
- 20%	14.250%	- 5.75%	-19.31%
- 30%	14.25%	-15.75%	-29.31%
- 40%	N/A	-25.75%	-39.31%
- 50%	N/A	-35.75%	-49.31%
- 60%	N/A	-45.75%	-59.31%
- 70%	N/A	-55.75%	-69.31%
- 80%	N/A	-65.75%	-79.31%
- 90%	N/A	-75.75%	-89.31%
- 100%	N/A	-85.75%	-99.31%

WYNN RESORTS LTD.

According to publicly available information, Wynn Resorts, Limited (the “Company”), led by Chairman and Chief Executive Officer, Stephen A. Wynn, is a developer, owner and operator of casino resorts. The Company owns and operates “Wynn Las Vegas,” a casino resort on the “Strip” in Las Vegas, Nevada, and is constructing and will own and operate “Wynn Macau,” a casino resort development located in the Macau Special Administrative Region of the People’s Republic of China (“Macau”) which is scheduled to open to the public in 2006.

The Linked Share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	N/A	N/A	N/A
June 29, 2001	N/A	N/A	N/A
September 28, 2001	N/A	N/A	N/A
December 31, 2001	N/A	N/A	N/A
March 29, 2002	N/A	N/A	N/A
June 28, 2002	N/A	N/A	N/A
September 30, 2002	N/A	N/A	N/A
December 31, 2002	14.39	10.76	13.11
March 31, 2003	15.50	12.76	15.40
June 30, 2003	19.11	14.68	17.69
September 30, 2003	18.50	14.99	18.18
December 31, 2003	28.61	18.19	28.01
March 31, 2004	40.26	27.50	35.00
June 30, 2004	43.77	34.60	38.63
September 30, 2004	52.97	34.18	51.69
December 31, 2004	72.99	50.51	66.92
March 31, 2005	76.45	60.40	67.74
June 30, 2005	68.00	42.32	47.27
September 30, 2005	58.20	43.27	45.15
December 31, 2005	61.50	42.06	54.85
March 31, 2006	78.75	52.44	76.85
June 30, 2006	80.19	64.87	73.30
September 29, 2006	78.86	60.82	68.01
October 24, 2006	73.11	67.12	72.47

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	WYNN
Initial price:	$72.47
Protection level:	70%
Protection price:	$50.73
Physical delivery amount:	13 ($1,000/$72.47)
Fractional shares:	0.798813
Coupon:	11.80% per annum
Maturity:	October 26, 2007
Dividend yield:	0.00%
Coupon Amount per month:	$9.83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.800%		100.00%
+ 90%	11.800%		90.00%
+ 80%	11.800%		80.00%
+ 70%	11.800%		70.00%
+ 60%	11.800%		60.00%
+ 50%	11.800%		50.00%
+ 40%	11.800%		40.00%
+ 30%	11.800%		30.00%
+ 20%	11.800%		20.00%
+ 10%	11.800%		10.00%
+ 5%	11.800%		5.00%
0%	11.800%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	11.800%	6.80%	- 5.00%
- 10%	11.800%	1.80%	- 10.00%
- 20%	11.800%	- 8.20%	- 20.00%
- 30%	11.80%	-18.20%	- 30.00%
- 40%	N/A	-28.20%	- 40.00%
- 50%	N/A	-38.20%	- 50.00%
- 60%	N/A	-48.20%	- 60.00%
- 70%	N/A	-58.20%	- 70.00%
- 80%	N/A	-68.20%	- 80.00%
- 90%	N/A	-78.20%	- 90.00%
-100%	N/A	-88.20%	-100.00%

TELLABS INC.

According to publicly available information, Tellabs, Inc. (the “Company”), was incorporated in 1975 as an Illinois corporation and was converted to a Delaware corporation in 1992. The Company designs and markets equipment to providers of telecommunications services worldwide. The Company also provides installation and professional services that support its product offerings.

The Linked Share’s SEC file number is 0-9692.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	67.13	38.00	40.69
June 29, 2001	42.94	15.69	19.38
September 28, 2001	19.35	9.56	9.88
December 31, 2001	18.28	8.98	14.96
March 29, 2002	17.47	10.10	10.47
June 28, 2002	10.65	5.54	6.20
September 30, 2002	7.64	4.00	4.07
December 31, 2002	10.11	4.15	7.27
March 31, 2003	9.73	5.07	5.79
June 30, 2003	8.74	5.26	6.56
September 30, 2003	8.28	5.85	6.81
December 31, 2003	8.80	6.77	8.41
March 31, 2004	11.37	8.05	8.66
June 30, 2004	10.02	7.63	8.74
September 30, 2004	10.32	7.40	9.19
December 31, 2004	9.59	7.87	8.59
March 31, 2005	9.28	6.88	7.30
June 30, 2005	9.15	6.56	8.70
September 30, 2005	10.60	8.40	10.52
December 31, 2005	11.49	8.73	10.90
March 31, 2006	16.04	10.43	15.90
June 30, 2006	17.28	12.69	13.31
September 29, 2006	13.52	8.84	10.96
October 24, 2006	11.34	10.40	10.40

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	TLAB
Initial price:	$10.40
Protection level:	70%
Protection price:	$7.28
Physical delivery amount:	96 ($1,000/$10.40)
Fractional shares:	0.153846
Coupon:	10.50% per annum
Maturity:	October 26, 2007
Dividend yield:	0.00%
Coupon Amount per month:	$8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.500%		100.00%
+ 90%	10.500%		90.00%
+ 80%	10.500%		80.00%
+ 70%	10.500%		70.00%
+ 60%	10.500%		60.00%
+ 50%	10.500%		50.00%
+ 40%	10.500%		40.00%
+ 30%	10.500%		30.00%
+ 20%	10.500%		20.00%
+ 10%	10.500%		10.00%
+ 5%	10.500%		5.00%
0%	10.500%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.500%	5.50%	- 5.00%
- 10%	10.500%	0.50%	- 10.00%
- 20%	10.500%	- 9.50%	- 20.00%
- 30%	10.50%	-19.50%	- 30.00%
- 40%	N/A	-29.50%	- 40.00%
- 50%	N/A	-39.50%	- 50.00%
- 60%	N/A	-49.50%	- 60.00%
- 70%	N/A	-59.50%	- 70.00%
- 80%	N/A	-69.50%	- 80.00%
- 90%	N/A	-79.50%	- 90.00%
-100%	N/A	-89.50%	-100.00%

DIAMOND OFFSHORE DRILLING.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”) is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. The Company offers services in various markets worldwide, including the deep water, harsh environment, conventional semisubmersible and jack-up markets. The Company was incorporated in Delaware in 1989.

The Linked Share’s SEC file number is 1-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	45.65	34.56	39.35
June 29, 2001	44.74	32.15	33.05
September 28, 2001	33.79	22.83	25.22
December 31, 2001	31.59	23.67	30.40
March 29, 2002	32.27	25.48	31.26
June 28, 2002	34.99	28.50	28.50
September 30, 2002	28.95	18.70	19.95
December 31, 2002	23.70	17.30	21.85
March 31, 2003	23.00	19.25	19.41
June 30, 2003	23.80	18.30	20.99
September 30, 2003	21.67	18.31	19.10
December 31, 2003	20.91	17.06	20.51
March 31, 2004	26.85	20.00	24.19
June 30, 2004	24.84	21.19	23.83
September 30, 2004	33.07	22.67	32.99
December 31, 2004	40.47	31.38	40.05
March 31, 2005	52.42	37.91	49.90
June 30, 2005	57.45	39.66	53.43
September 30, 2005	62.55	51.24	61.25
December 31, 2005	71.97	50.62	69.56
March 31, 2006	91.29	70.05	89.50
June 30, 2006	97.90	72.14	83.93
September 29, 2006	86.16	66.63	72.37
October 24, 2006	69.59	63.90	69.50

*	High, low and closing prices are for the period starting October 2, 2006 and ending October 24, 2006.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked Share:	DO
Initial price:	$69.50
Protection level:	80%
Protection price:	$55.60
Physical delivery amount:	14 ($1,000/$69.50)
Fractional shares:	0.388489
Coupon:	13.00% per annum
Maturity:	October 26, 2007
Dividend yield:	2.88%
Coupon Amount per month:	$10.83

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.000%		102.88%
+ 90%	13.000%		92.88%
+ 80%	13.000%		82.88%
+ 70%	13.000%		72.88%
+ 60%	13.000%		62.88%
+ 50%	13.000%		52.88%
+ 40%	13.000%		42.88%
+ 30%	13.000%		32.88%
+ 20%	13.000%		22.88%
+ 10%	13.000%		12.88%
+ 5%	13.000%		7.88%
0%	13.000%		2.88%

	Protection Price Ever Breached?
	NO	YES
- 5%	13.000%	8.00%	- 2.12%
- 10%	13.000%	3.00%	- 7.12%
- 20%	13.000%	- 7.00%	-17.12%
- 30%	13.00%	-17.00%	-27.12%
- 40%	N/A	-27.00%	-37.12%
- 50%	N/A	-37.00%	-47.12%
- 60%	N/A	-47.00%	-57.12%
- 70%	N/A	-57.00%	-67.12%
- 80%	N/A	-67.00%	-77.12%
- 90%	N/A	-77.00%	-87.12%
-100%	N/A	-87.00%	-97.12%